CERTIFICATE OF LIMITED PARTNERSHIP

OF

RFMC GLOBAL DIRECTIONAL FUND, LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

1.	The name of the limited partnership is: RFMC Global Directional Fund, LP.

2.

The address of the Partnership’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, DE 19904, County of Kent. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is National Registered Agents, Inc.

3.	The name and mailing address of the general partner is as follows:

Ruvane Fund Management Corporation

4 Benedek Road

Princeton, New Jersey 08540

4.	The filing of this Certificate of Limited Partnership shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of RFMC Global Directional Fund, LP as of this 19th day of March, 2007.

RFMC GLOBAL DIRECTIONAL FUND, LP

By: Ruvane Fund Management Corporation its general partner

By:	/s/ Robert L. Lerner
Name:	Robert L. Lerner
Title:	President